WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                                ENERGY PLAZA
                          1601 BRYAN, 30TH FLOOR
                         DALLAS, TEXAS  75201-3402

                                                               Exhibit 5(a)


                                                       August 23, 1999


          TXU Gas Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas 75201

          Ladies and Gentlemen:

               Reference is made to the Registration Statement (Registration Statement) on Form S-3 to be filed by TXU Gas Company (Company), formerly known as ENSERCH Corporation, and TXU Gas Capital II, TXU Gas Capital III and TXU Gas Capital IV (Trusts) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) securities in an aggregate offering amount of $500,000,000, including (a) unsecured debt securities (Debt Securities) of the Company to be issued pursuant to the terms of the Indenture (For Unsecured Debt Securities), dated as of January 1, 1998 between the Company and The Bank of New York (Debt Securities Indenture); and (b) preferred trust securities (Preferred Trust Securities) of one or more of the Trusts; (ii) the guarantee of the Company with respect to the Preferred Trust Securities (the Guarantee); and (iii) the Company's Junior Subordinated Debentures (Subordinated Debentures) to be issued pursuant to the terms of the Subordinated Indenture, dated June 1, 1998, between the Company and The Bank of New York (Subordinated Indenture) and purchased by one or more of the Trusts with the proceeds of the sale of Preferred Trust Securities. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               Based upon the foregoing, we are of the opinion that:

               1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

               2. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Debt Securities Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

               3. All requisite action necessary to make the Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action as may be necessary to establish the terms of the Guarantee and the Guarantee shall have been duly executed and delivered by the parties thereto.

               4. All requisite action necessary to make the Subordinated Debentures valid, legal and binding obligations of the Company will have been taken when the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of the Subordinated Indenture, as may be necessary to establish the terms of the Subordinated Debentures, and the Subordinated Debentures shall have been issued and delivered in accordance with the terms and provisions of the Subordinated Indenture.

                    We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP of New York, New York.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement.

                                             Very truly yours,



                                             WORSHAM, FORSYTHE &
                                             WOOLDRIDGE, L.L.P.



                                             By:  /s/ Timothy A. Mack
                                                ------------------------
                                                    A Partner